EXHIBIT (a)(12)

GMO TRUST

AMENDMENT NO. 11

TO

AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

The undersigned, constituting at least a majority of the trustees of GMO Trust, a Massachusetts business trust created and existing under an Amended and Restated Agreement and Declaration of Trust dated September 10, 2009 (the “Declaration of Trust”), as amended from time to time, a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts, having determined that it is desirable and appropriate and consistent with the fair and equitable treatment of all shareholders to change the name of “GMO Options Fund,” a series of GMO Trust, to “GMO Risk Premium Fund,” do hereby direct that this Amendment No. 11 be filed with the Secretary of The Commonwealth of Massachusetts and do hereby amend the Declaration of Trust by amending and restating Schedule 3.6 of the Declaration of Trust in its entirety as attached hereto.

The foregoing amendment shall become effective as of September 25, 2012.

IN WITNESS WHEREOF, we have hereunto set our hands for ourselves and for our successors and assigns this 25th day of September, 2012.

Donald W. Glazer Trustee

Joseph B. Kittredge, Jr. Trustee

Paul Braverman Trustee

Peter Tufano Trustee

Schedule 3.6 to Declaration of Trust

Series

GMO U.S. Core Equity Fund

GMO Quality Fund

GMO U.S. Intrinsic Value Fund

GMO U.S. Growth Fund

GMO U.S. Small/Mid Cap Fund

GMO Real Estate Fund

GMO International Core Equity Fund

GMO International Intrinsic Value Fund

GMO International Growth Equity Fund

GMO Developed World Stock Fund

GMO Currency Hedged International Equity Fund

GMO Foreign Fund

GMO Foreign Small Companies Fund

GMO International Small Companies Fund

GMO Emerging Markets Fund

GMO Emerging Countries Fund

GMO Tax-Managed International Equities Fund

GMO Domestic Bond Fund

GMO Core Plus Bond Fund

GMO International Bond Fund

GMO Strategic Fixed Income Fund

GMO Currency Hedged International Bond Fund

GMO Global Bond Fund

GMO Emerging Country Debt Fund

GMO Short-Duration Investment Fund

GMO Short-Duration Collateral Share Fund

GMO Inflation Indexed Plus Bond Fund

GMO U.S. Equity Allocation Fund

GMO International Equity Allocation Fund

GMO International Opportunities Equity Allocation Fund

GMO Global Equity Allocation Fund

GMO World Opportunities Equity Allocation Fund

GMO Global Asset Allocation Fund

GMO Strategic Opportunities Allocation Fund

GMO Benchmark-Free Allocation Fund

GMO Alpha Only Fund

GMO Alternative Asset Opportunity Fund

GMO Short-Duration Collateral Fund

GMO Special Purpose Holding Fund

GMO Special Situations Fund

GMO Taiwan Fund

GMO World Opportunity Overlay Fund

GMO Flexible Equities Fund

GMO U.S. Treasury Fund

GMO Asset Allocation Bond Fund

GMO Asset Allocation International Bond Fund

GMO Debt Opportunities Fund

GMO High Quality Short-Duration Bond Fund

GMO Emerging Domestic Opportunities Fund

GMO Asset Allocation International Small Companies Fund

GMO International Large/Mid Cap Value Fund

GMO Benchmark-Free Fund

GMO International Intrinsic Value Extended Markets Fund

GMO Global Focused Equity Fund

GMO Resources Fund

GMO Implementation Fund

GMO U.S. Flexible Equities Fund

GMO Risk Premium Fund